UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 18, 2006

                             Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           45 East Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.


On September 18, 2006, Global Gold Corporation (the "Company") entered an employment agreement with Michael T. Mason, designating him as the Company's Chief Operating Officer. The employment agreement provides that Mr. Mason will receive an annual base salary of $150,000, and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. Mr. Mason resigned from the Board of Directors effective September 18, 2006. The employment agreement is for an initial term of two years and twelve days, terminating on September 30, 2008.

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Pursuant to employment agreement, Mr. Mason was also granted (i) 200,000 shares of restricted stock to vest in four equal installments of 50,000 shares each on March 18, 2007, September 18, 2007, March 18, 2008, and September 18, 2008 and
(ii) 200,000 stock options to purchase Common Stock at $1.25 per share (the arithmetic mean of the high and low prices of the Company's stock on September 18, 2006), to vest in two equal installments of 100,000 shares each on September 18, 2006, September 18, 2007. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan.

The foregoing descriptions of the Employment Agreement with Mr. Mason is qualified in its entirety by reference to the actual terms of the agreement which will be filed as an exhibit to Form 10-QSB of the Company to be filed with the Securities and Exchange Commission covering this reporting period.

Item 3.02 Unregistered Sales of Equity Securities.

The information in item 1.01 is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information in item 1.01 is incorporated by reference. Mr. Mason's departure from the Board of Directors to assume the Chief Operating Officer position also included his departure from the Board's Audit and Compensation Committees. As of September 18, 2006, the Board of Directors consists of the remaining five directors, and the Audit and Compensation Committees are composed of the three independent directors, Messrs. Hrayr Agnerian, Nicholas Aynilian, and Ian Hague.

Item 8.02 Other Events.

The information provided in item 1.01 is incorporated herein by reference. In addition, in a press release issued September 21, 2006 the Company announced both Mr. Mason's new position and that the Director of Mining and Exploration in Armenia of its subsidiary, Global Gold Mining, LLC, Mr. Simon Cleghorn, would be resigning from that position effective September 30, 2006 and assuming a more limited role as "Senior Geologist."

Exhibit No.

99.1 Press Release

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934,


the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: September 21, 2006,                  Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            ---------------------
                                      Name: Drury J. Gallagher
                                     Title: Chairman, Chief Executive
                                            Officer and Treasurer